AMENDMENT TO CUSTODY AGREEMENT


         This amendment, dated _________ ___, 2000, is between CMC Trust Fund (the "Customer"), and The Chase Manhattan Bank (the "Custodian"). It amends the custody agreement ("Custody Agreement"), dated June 4, 1993, between the Customer and Morgan Stanley Trust Company ("MSTC"), a predecessor custodian to the Custodian.

RECITALS

         A. The Customer has certain accounts with the Custodian which currently are maintained on systems owned and operated by Morgan Stanley, Dean Witter and Co. and its affiliates ("Morgan Stanley"). It is anticipated that these accounts will be converted in due course to the Custodian's proprietary systems.

         B. The parties recognize, however, that the Custody Agreement does not fully reflect their agreement with respect to the global custody accounts described in Recital A following the conversion to the Custodian's proprietary systems because, among other things, the Procedures Manual (as defined in Section 1 of the Custody Agreement) will not be in effect with respect to accounts maintained on the Custodian's proprietary systems.

AMENDMENT

         In consideration of the foregoing, the parties agree as follows:

1. The last two sentences of Section 1 of the Agreement are hereby deleted. All other references to the "Procedures Manual" in the Custody Agreement are deleted.

2. Section 2 is amended by (i) deleting existing Exhibit A and substituting the Exhibit A annexed hereto in lieu thereof, and (ii) deleting the last 2 sentences thereof.

3. Section 3(b)(i) of the Custody Agreement is modified by adding the following after the word "administration":

         "or in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws".

4. Existing Sections 6 and 7 are deleted and the following shall be added in lieu thereof as new Section 6:

                  (a) Property shall be transferred, exchanged or delivered by the Custodian or its Subcustodian in accordance with Section 8 hereof or upon receipt by the Custodian of Authorized Instructions which include all information required by the Custodian. Settlement and payment for Property received for, and delivery of Property out of, the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Property to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Property out of the Account may also be made in any manner specifically required by Authorized Instructions acceptable to the Custodian.

                  (b) If the Custodian credits the Account on a payable date, or at any time prior to actual collection and reconciliation to the Account, with interest, dividends, redemptions or any other amount due, the Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Custodian shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Account for the amount previously credited. The Custodian or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Authorized Instructions after consultation with the Customer.

                  (c) The Custodian, in its discretion, may credit or debit the Account on a contractual settlement date with cash or Property with respect to any sale, exchange or purchase of Property. Otherwise, such transactions shall be credited or debited to the Account on the date cash or Property are actually received by the Custodian and reconciled to the Account.

                           (i) The Custodian may reverse credits or debits made to the Account in its discretion if the related transaction fails to settle within a reasonable period, determined by the Custodian in its discretion, after the contractual settlement date for the related transaction.

                           (ii)     If any Property  delivered  pursuant to this
                                    Section  6 are  returned  by  the  recipient
                                    thereof,   the  Custodian  may  reverse  the
                                    credits   and   debits  of  the   particular
                                    transaction at any time.

                  (d) To facilitate the administration of the Fund's trading and investment activity, when instructed by specific or standing instruction, the Custodian is authorized to enter into spot or forward foreign exchange contracts with the Fund or an Authorized Person (as defined in Section 9) for the Fund and may also provide foreign exchange through its Affiliates or Subcustodians. Authorized Instructions, including standing instructions, may be issued with respect to such contracts but the Custodian may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Custodian, its Affiliates or Subcustodians enter into a separate master foreign exchange contract with the Fund that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement shall apply to such transactions. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Custodian.

5. The following is substituted in lieu of existing Section 7:

                  7. Corporate Action. (a) Whenever the Custodian receives information concerning the Property which requires discretionary action by the beneficial owner of the Property (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Custodian shall give the Customer notice of such Corporate Actions to the extent that the Custodian's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

                  When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Custodian shall endeavor to obtain Authorized Instructions from the Customer or its Authorized Person, but if Authorized Instructions are not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek Authorized Instructions, the Custodian is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

                           (b) The Custodian shall provide proxy voting services, if elected by the Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by the Custodian or, in whole or in part, by one or more third parties appointed by the Custodian (which may be Affiliates of the Custodian).

6. The following shall be added to the Custody Agreement as Section 7A:

                  7A. Tax Reclaims. (a) Subject to the provisions hereof, the Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Property for the Customer's benefit which the Custodian believes may be available to the Customer.

                           (b) The provision of tax reclaim services by the Custodian is conditional upon the Custodian's receiving from the
         Customer or, to the extent the Property are beneficially owned by others, from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Custodian). The Customer acknowledges that, if the Custodian does not receive such declarations, documentation and information the Custodian shall be unable to provide tax reclaim services.

                           (c) The Custodian shall not be liable to the Customer or any third party for any taxes, fines or penalties payable by the Custodian or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any third party, or as a result of the provision to the Custodian or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the Custodian's control.

                           (d) The Custodian shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and the Custodian may, by notification in writing, at the Custodian's absolute discretion, supplement or amend the markets in which tax reclaim services are offered. Other than as expressly provided in this sub-clause, the Custodian shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction.

                           (e) The Customer confirms that the Custodian is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the securities and/or cash held for the Customer.

                           (f) Tax reclaim services may be provided by the Custodian or, in whole or in part, by one or more third parties appointed by the Custodian (which may be the Affiliates); provided that the Custodian shall be liable for the performance of any such third party to the same extent as the Custodian would have been if the Custodian performed such services.

                           (g) The Customer confirms that the Custodian is authorized to deduct from any cash received or credited to the Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

                           (h) If the  Custodian  does not  receive  appropriate
         declarations, documentation and information then additional United Kingdom taxation shall be deducted from all income received in respect of the Property issued outside the United Kingdom and any applicable United States withholding tax shall be deducted from income received from the Property. The Customer shall provide to the Custodian such documentation and information as the Custodian may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Custodian immediately if any such information requires updating or amendment.

                           (i) The Customer shall be responsible for the payment of all taxes relating to the
                                    Property  in the  Custody  Account,  and the
                                    Customer  agrees to pay,  indemnify and hold
                                    the Custodian  harmless from and against any
                                    and all liabilities,  penalties, interest or
                                    additions   to  tax  with   respect   to  or
                                    resulting from, any delay in, or failure by,
                                    the Custodian (1) to pay, withhold or report
                                    any U.S.  federal,  state or local  taxes or
                                    foreign  taxes  imposed on, or (2) to report
                                    interest,  dividend or other  income paid or
                                    credited to the Cash  Account,  whether such
                                    failure  or delay by the  Custodian  to pay,
                                    withhold  or  report  tax or  income  is the
                                    result  of (x)  the  Customer's  failure  to
                                    comply with the terms of this paragraph,  or
                                    (y) the  Custodian's  own acts or omissions;
                                    provided however, the Customer shall not be
                                    liable to the  Custodian  for any penalty or
                                    additions  to  tax  due as a  result  of the
                                    Custodian's  failure to pay or withhold  tax
                                    or to  report  interest,  dividend  or other
                                    income paid or credited to the Cash  Account
                                    solely  as  a  result  of  the   Custodian's
                                    negligent acts or omissions.

7. Section 9 of the Custody Agreement is modified by adding the following at the end thereof:

         Where appropriate, the Customer shall certify to the Custodian the names and specimen signatures of Persons authorized to act for the Customer in relation to the Custodian ("Authorized Person"). The Customer represents and warrants to the Custodian that each Authorized Person certified to the Custodian is authorized to issue Authorized Instructions on behalf of the Customer.

8. Section 14 of the Custody Agreement is modified by adding the following at the end thereof:

         Without limiting the foregoing, Custodian shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Property in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the Custodian or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Property.

9. Add the following as a new Section 20 of the Custody Agreement captioned "Specific Exclusions":

         Custodian shall have no duty or responsibility to: (i) question Authorized Instructions or make any suggestions to Customer or an Authorized Person regarding such Authorized Instructions; (ii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in
         Section 6(b) hereof; (iii) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Property is delivered or payments are made pursuant hereto; and (iv) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Authorized Instructions shall bear any responsibility to review such confirmations against Authorized Instructions issued to and statements issued by Custodian.

10. Section 18 is modified by deleting the reference to Morgan Stanley Trust Company and its address and inserting, in lieu thereof, the following: The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, Attention:
Global Investor Services.

11. Section 19 is amended by deleting the reference to Morgan Stanley Group Inc. and inserting The Chase Manhattan Bank in lieu thereof.

12. This Amendment shall be effective for any account upon conversion to the Custodian's proprietary systems. This Amendment shall not apply to any accounts opened on the Custodian's proprietary systems which are governed by any custody agreement between the Custodian and the Customer.

13. Except as modified hereby, the Custody Agreement is confirmed in all respects.


                                        THE CHASE MANHATTAN BANK


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Date:
                                             -----------------------------------


                                        CMC TRUST FUND


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        Date:
                                             -----------------------------------

                                  [LOGO] CHASE


                           SUB-CUSTODIANS EMPLOYED BY
                           --------------------------

                    THE CHASE MANHATTAN BANK, GLOBAL CUSTODY
                    ----------------------------------------
                   For Columbia Funds Management - Appendix A
                   ------------------------------------------

PLEASE NOTE: All payments made to Correspondent banks listed below should be made for the account of Chase Manhattan, London. Please reference account name and account number.


COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------         -------------                             ------------------

ARGENTINA         Citibank, N.A.                            Banco Generale de Negocios
-----------       Bartolome Mitre 502/30                    Buenos Aires
                  1036 Buenos Aires
                  ARGENTINA
BIC CODE:         CITIARB1

AUSTRALIA         The Chase Manhattan Bank                  The Chase Manhattan Bank
-----------       Level 37                                  Sydney
                  AAP Center
                  259, George Street
                  Sydney NSW 2000
                  AUSTRALIA
BIC CODE:         CHASAU2X                                  CHASAU2X

AUSTRIA           Bank Austria AG                           Chase Manhattan Bank AG
---------         Julius Tandler Platz - 3                  Frankfurt
                  Vienna A-1011
                  AUSTRIA
BIC CODE:         BKAUTWW                                   CHASDEFX

BAHRAIN           The British Bank of the Middle East       National Bank of Bahrain
---------         PO Box 57                                 Manama
                  Manama
                  BAHRAIN
BIC CODE:         BBMEBHBX                                  NBOBBHBM

BANGLADESH        Standard Chartered Bank                   Standard Chartered Bank
------------      18-20 Motijheel C.A.                      Dhaka
                  Box 536,
                  Dhaka-1000
                  BANGLADESH
BIC CODE:         SCBLBDDX                                  SCBLBDDX

BELGIUM           Generale Bank                             Chase Manhattan Bank AG
---------         3 Montagne Du Parc                        Frankfurt
                  1000 Brussels
                  BELGIUM
BIC CODE:         GEBABEBB                                  CHASDEFX

                                                                      Page - 1 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------         -------------                             ------------------

BERMUDA           The Bank of Bermuda Limited               The Bank of Bermuda Ltd
---------         6 Front Street                            Hamilton
                  Hamilton HMDX
                  BERMUDA
BIC CODE:         BBDABMHM                                  BBDABMHM

BOTSWANA          Barclays Bank of Botswana Limited         Barclays Bank of Botswana Ltd
----------        Barclays House                            Gaborone
                  Khama Crescent
                  Gaborone
                  BOTSWANA
BIC CODE:         BARCGB22                                  BARCGB22

BRAZIL            BankBoston, N.A.                          BankBoston, N.A.
--------          Rua Libero Badaro, 425-29 andar           Sao Paulo
                  Sao Paulo - SP 01009-000
                  BRAZIL
BIC CODE:         FNBBBRSP                                  FNBBBRSP

BULGARIA          ING Bank N.V.                             ING Bank N.V.
----------        Sofia Branch                              Sofia
                  7 Vassil Levski Street
                  1000 Sofia
                  BULGARIA
BIC CODE:         INGBBGSF                                  INGBBGSF

CANADA            The Royal Bank of Canada                  Royal Bank of Canada
--------          200 Bay Street, Suite 1500                Toronto
                  15th Floor
                  Royal Bank Plaza, North Tower
                  Toronto
                  Ontario   M5J 2J5
                  CANADA
BIC CODE:         ROYCCAT2                                  ROYCCAT2

CHILE             Citibank, N.A.                            Citibank, N.A.
-------           Avda. Andres Bello 2687                   Santiago
                  3rd and 5th Floors
                  Santiago
                  CHILE
BIC CODE:         CITICLRM                                  CITICLRM

CHINA - SHANGHAI  The Hongkong and Shanghai Banking         Citibank, N.A.
----------------  Corporation Limited                       New York
                  5/F. Marine Tower
                  1 Pudong Avenue
                  Shanghai 200120
                  THE PEOPLE'S REPUBLIC OF CHINA
BIC CODE:         HSBCCNSH                                  CITIUS33

                                                                      Page - 2 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------         -------------                             ------------------

CHINA - SHENZHEN  The Hongkong and Shanghai Banking         The Chase Manhattan Bank
----------------  Corporation Limited                       Hong Kong
                  1st Floor
                  Century Plaza Hotel
                  No.1 Chun Feng Lu
                  Shenzhen
                  THE PEOPLE'S REPUBLIC OF CHINA
BIC CODE:         HSBCCNSH                                  CHASHKHH

COLOMBIA          Cititrust Colombia S.A.                   Cititrust Colombia S.A.
----------        Sociedad Fiduciaria                       Sociedad Fiduciaria
                  Carrera 9a No 99-02                       Santafe de Bogota
                  First Floor
                  Santafe de Bogota, DC
                  COLOMBIA
BIC CODE:         CTRUCOB1                                  CTRUCOB1

CROATIA           Privredna banka Zagreb d.d.               Privredna banka Zagreb d.d.
---------         Savska c.28                               Zagreb
                  10000 Zagreb
                  CROATIA
BIC CODE:         PBZGHR2X                                  PBZGHR2X

CYPRUS            The Cyprus Popular Bank Ltd.              Cyprus Popular Bank
--------          154, Limassol Avenue                      Nicosia
                  P.O. Box 22032, CY-1598
                  Nicosia,
                  Cyprus
BIC CODE:         LIKICY2N                                  LIKICY2N

CZECH REPUBLIC    Ceskoslovenska Obchodni Banka, A.S.       Ceskoslovenska Obchodni Banka, A.S
--------------    Na Prikope 14                             Prague
                  115 20 Prague 1
                  CZECH REPUBLIC
BIC CODE:         CEKOCZPP                                  CEKOCZPP

DENMARK           Den Danske Bank                           Unibank
---------         2 Holmens Kanala DK 1091                  Copenhagen
                  Copenhagen
                  DENMARK
BIC CODE:         DABADKKK                                  UNIBDKKK

ECUADOR           Citibank, N.A.                            Citibank, N.A.
---------         Av. Republica de El Salvado y             Quito
                  Naciones Unidas (esquina)
                  Quito
                  ECUADOR
BIC CODE:         CITIECE1                                  CITIECE1

                                                                      Page - 3 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------         -------------                             ------------------

EGYPT             Citibank, N.A.                            Citibank, N.A.
-------           C.R. 173058                               Cairo
                  4 Ahmed Pasha St.
                  Garden City
                  Cairo
                  EGYPT
BIC CODE:         CITIEGCX                                  CITIEGCX

ESTONIA           Hansabank                                 Esti Uhispank
---------         Liivalaia 8                               Tallinn
                  EE0001 Tallinn
                  ESTONIA
BIC CODE:         HABAEE2X                                  EEUHEE2X

EUROMARKET        Euroclear                                 EURO: Chase Manhattan Bank AG
------------      Euroclear Operations Centre               Frankfurt
                  Boulevard Emile Jacqmain 151              For all other currencies: see
                  B-1210 Brussels                           relevant country
                  BELGIUM
                  Euroclear Participant # 91408
BIC CODE:                                                   CHASDEFX

FINLAND           Merita Bank Ltd                           Chase Manhattan Bank AG
---------         2598 Custody Services                     Frankfurt
                  Fabianinkatu 29B
                  Helsinki
                  FINLAND
BIC CODE:         MRITFIHH                                  CHASDEFX

FRANCE            Credit Agricole Indosuez                  Chase Manhattan Bank AG
--------          96 Blvd. Haussmann                        Frankfurt
                  75008 Paris
                  FRANCE
BIC CODE:         BSUIFRPP                                  CHASDEFX

GERMANY           Dresdner Bank AG                          Chase Manhattan Bank AG
---------         Juergen-Ponto-Platz 1                     Frankfurt
                  Frankfurt/Main
                  GERMANY
BIC CODE:         DRESDEFF                                  CHASDEFX

GHANA             Barclays Bank of Ghana Limited            Barclays Bank of Ghana Ltd
-------           Barclays House                            Accra
                  High Street
                  Accra
                  GHANA
BIC CODE:         BARCGHAC                                  BARCGHAC

                                                                      Page - 4 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------         -------------                             ------------------

GREECE            Barclays Bank PLC                         National Bank of Greece S.A.
--------          1 Kolokotroni Street                      Athens
                  10562 Athens
                  GREECE
BIC CODE:         BARCGRAABGS                               ETHNGRAA

HONG KONG         The Hongkong and Shanghai Banking         The Hongkong and Shanghai Banking
-----------       Corporation Limited                       Corporation Limited
                  Hong Kong Main Office                     Hong Kong
                  BL 1, 1 Queen's Road Central
                  HONG KONG
BIC CODE:         HSBCHKHH                                  HSBCHKHH

HUNGARY           Citibank Budapest Rt.                     Citibank Budapest Rt.
---------         Szabadsag ter 7-9                         Budapest
                  Budapest V
                  H-1051
                  HUNGARY
BIC CODE:         CITIHUHX                                  CITIHUHX

UPON  CONVERSION  OF INDIA  ASSETS - NEW AGENT WILL BE STANDARD  CHARTERED  BANK
INDIA The  Hongkong and  Shanghai  Banking The  Hongkong and Shanghai  Banking -
----- Corporation Limited Corporation Limited
                  Sudam Kalu Ahire Marg, Worli              Bombay
                  Mumbai 400 025
                  INDIA
BIC CODE:         HSBCINBB                                  HSBCINBB

INDONESIA         The Hongkong and Shanghai Banking         Standard Chartered Bank
-----------       Corporation Limited                       Jakarta
                  World Trade Center
                  Jl. Jend Sudirman Kav. 29-31
                  Jakarta 10023
                  INDONESIA
BIC CODE:         HSBCIDJA                                  SCBLIDJX

IRELAND           Allied Irish Banks, p.l.c.                Chase Manhattan Bank AG
---------         P.O. Box 518                              Frankfurt
                  International Financial Services Centre
                  Dublin 1
                  IRELAND
BIC CODE:         AIBKIE2D                                  CHASDEFX

ISRAEL            Bank Leumi Le-Israel B.M.                 Bank Leumi Le-Israel B.M.
--------          35, Yehuda Halevi Street                  Tel Aviv
                  61000 Tel Aviv
                  ISRAEL
BIC CODE:         LUMIILIT                                  LUMIILIT

                                                                      Page - 5 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------         -------------                             ------------------

ITALY             Banque Paribas                            Chase Manhattan Bank AG
-------           2 Piazza San Fedele                       Frankfurt
                  20121 Milan
                  ITALY
BIC CODE:         PARBITMM                                  CHASDEFX

JAPAN             The Bank of Tokyo-Mitsubishi, Limited     The Chase Manhattan Bank
-------           3-2 Nihombashi Hongkucho 1-chome          Tokyo
                  Chuo-ku
                  Tokyo 103
                  JAPAN
BIC CODE:         BOTKJPJT                                  CHASJPJT

LUXEMBOURG        Banque Generale du Luxembourg S.A.        Chase Manhattan Bank AG
------------      50 Avenue J.F. Kennedy                    Frankfurt
                  L-2951
                  LUXEMBOURG


MALAYSIA          HSBC Bank Malaysia Berhard                The Chase Manhattan Bank (M) Berhad
----------        2 Leboh Ampang                            Kuala Lumpur
                  50395 Kuala Lumpur
                  MALAYSIA
BIC CODE:         HBMBMYKL                                  CHASMYKK

MAURITIUS         The Hongkong and Shanghai Banking         The Hongkong and Shanghai Banking
-----------       Corporation Limited                       Corporation Limited
                  Hong Kong Bank Securities Services        Curepipe
                  5/F Les Cascades Building
                  Edith Cavell Street
                  Port Louis
                  MAURITIUS
BIC CODE:         HSBCMLLMLL                                HSBCMLLMLL

MEXICO            Citibank, Mexico, S.A.                    Chase Manhattan Bank
--------          Paseo de la Reforma 390                   Mexico
                  06695 Mexico, D.F.
                  MEXICO
BIC CODE:         CITIMXMM                                  CHASMXMX

MOROCCO           Banque Commerciale du Maroc S.A.          Banque Commerciale du Maroc S.A.
---------         2 Boulevard Moulay Youssef                Casablanca
                  Casablanca 20000
                  MOROCCO
BIC CODE:         BCMAMAMC                                  HSBCINBB

                                                                      Page - 6 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------           -------------                             ------------------

NAMIBIA           Standard Bank Namibia Limited             Standard Corporate &
---------         Mutual Platz - 3rd Floor                  Merchant Bank
                  P.O.Box 3327                              Johannesburg
                  Windhoek
                  NAMIBIA
BIC CODE:         SBNMNANX                                  SBNMNANX

NETHERLANDS       ABN AMRO N.V.                             Chase Manhattan Bank AG
-------------     Securities Centre                         Frankfurt
                  P O Box 3200
                  4800 De Breda
                  NETHERLANDS
BIC CODE:         ABNANLZA                                  CHASDEFX

NEW ZEALAND       National Nominees Limited                 Bank of New Zealand
-------------     Level 2 BNZ Tower                         Wellington
                  125 Queen Street
                  Auckland
                  NEW ZEALAND
BIC CODE:         NATANZ22                                  BKNZNZ22

NORWAY            Den norske Bank ASA                       Den norske Bank ASA
--------          Stranden 21                               Oslo
                  PO Box 1171 Sentrum
                  N-0107 Oslo
                  NORWAY
BIC CODE:         DNBANOKK                                  DNBANOKK

PERU              Citibank, N.A.                            Citibank, N.A.
------            Camino Real 457                           Lima
                  CC Torre Real - 5th Floor
                  San Isidro, Lima  27
                  PERU
BIC CODE:         CITIPEP1                                  CITIPEP1

PHILIPPINES       The Hongkong and Shanghai Banking         The Hongkong and Shanghai Banking
-------------     Corporation Limited                       Corporation Limited
                  33/F Tektite Tower B                      Manila
                  Exchange Road
                  Ortigas Center
                  Pasig City
                  PHILIPPINES
BIC CODE:         HSBCPHMM                                  HSBCPHMM

POLAND            Citibank (Poland) S.A.                    Citibank Warsaw
--------          ul. Senatorska 16                         Poland
                  00-082 Warsaw
                  POLAND
BIC CODE:         CITIPLPX                                  CITIPLPX

                                                                      Page - 7 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------           -------------                             ------------------

PORTUGAL          Banco Comercial Portugues, S.A.           Chase Manhattan Bank AG
----------        Rua Augusta, 62174                        Frankfurt
                  1100 Lisbon
                  PORTUGAL
BIC CODE:         BCOMPTPL                                  CHASDEFX

SINGAPORE         Standard Chartered Bank                   The Chase Manhattan Bank
-----------       3/F, 6 Battery Road                       Singapore
                  049909
                  SINGAPORE
BIC CODE:         SCBLSGSG                                  CHASSGSG


SLOVAK REPUBLIC   Ceskoslovenska Obchodni Banka A.S.        Ceskoslovenska Obchodni Banka A.S.
---------------   Michalska 18                              Bratislava
                  815 63 Bratislava
                  SLOVAK REPUBLIC
BIC CODE:         CEKOSKBX                                  CEKOSKBX

SLOVENIA          Bank Austria d.d. Ljubljana               Bank Austria d.d. Ljubljana
----------        Kotnikova 5                               Ljubljana
                  SL-61104 Ljubljana
                  SLOVENIA
BIC CODE:         BACXSI22                                  BACXSI22

SOUTH AFRICA      First National Bank of Southern Africa    First National Bank of Southern
--------------    Limited                                   Africa Limited
                  Mezzanine Floor                           Johannesburg
                  Bank City 3 First Place
                  Johannesburg 2001
BIC CODE:         FIRNZAJJ                                  FIRNZAJJ

SOUTH KOREA       Standard Chartered Bank                   Standard Chartered Bank
-------------     13th Floor, Nac Wei Building              Seoul
                  9-12 KA, Ulchi-Ro, Chung-Ku
                  Seoul
                  SOUTH KOREA
BIC CODE:         SCBLKRSE                                  SCBLKRSE

SPAIN             Chase Manhattan Bank CMB, S.A.            Chase Manhattan Bank AG
-------           Paseo de la Castellana, 51                Frankfurt
                  28046 Madrid
                  SPAIN
BIC CODE:         CHASESMX                                  CHASESMX

                                                                      Page - 8 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------           -------------                             ------------------

SRI LANKA         The Hongkong and Shanghai Banking         The Hongkong and Shanghai Banking
-----------       Corporation Limited                       Corporation Limited
                  Unit #02-02 West Block                    Colombo
                  World Trade Center
                  Colombo 1
                  SRI LANKA
BIC CODE:         HSBCLKLX                                  HSBCLKLX

SWEDEN            Skandinaviska Enskilda Banken             Svenska Handelsbanken
--------          Sergels Torg 2                            Stockholm
                  S-106 40
                  Stockholm
                  SWEDEN
BIC CODE:         ESSESESS                                  HANDSESS

SWITZERLAND       UBS AG                                    UBS AG
-------------     45 Bahnhofstrasse                         Zurich
                  8021 Zurich
                  SWITZERLAND
BIC CODE:         UBSWCHZH                                  UBSWCHZH

TAIWAN            The Chase Manhattan Bank                  The Chase Manhattan Bank
--------          14th Floor                                Taipei
                  2, Tun Hwa S. Road Sec. 1
                  Taipei
                  TAIWAN
BIC CODE:         CHASTWTX                                  CHASTWTX

THAILAND          Standard Chartered Bank                   Standard Chartered Bank
----------        990 Rama IV Road                          Bangkok
                  P.O. Box 320
                  Bangkok 10500
                  THAILAND
BIC CODE:         SCBLTHBX                                  SCBLTHBX

TUNISIA           Banque Internationale Arabe de Tunisie,   Banque Internationale Arabe de
---------         S.A.                                      Tunisie, S.A.
                  70-72 Avenue Habib Bourguiba              Tunis
                  P.O. Box 520
                  1080 Tunis Cedex
                  TUNISIA
BIC CODE:         BIATTNTT                                  BIATTNTT

TURKEY            The Chase Manhattan Bank                  The Chase Manhattan Bank
--------          Emirhan Cad. No: 145                      Istanbul
                  Atakule, A Blok Kat:11
                  80700-Dikilitas/Besiktas
                  Istanbul
                  TURKEY
BIC CODE:         CHASTRIS                                  CHASTRIS

                                                                      Page - 9 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------         -------------                             ------------------

U.K.              The Chase Manhattan Bank                  The Chase Manhattan Bank
------            Crosby Court                              London
                  Ground Floor
                  38 Bishopsgate
                  London   EC2N 4AJ
                  UNITED KINGDOM
BIC CODE:         CHASGB2L                                  CHASGB2L

URUGUAY           BankBoston, N.A.                          BankBoston, N.A.
---------         Zabala 1463                               Montevideo
                  Montevideo
                  URUGUAY
BIC CODE:         FNBBUYMM                                  FNBBUYMM

U.S.A.            The Chase Manhattan Bank                  The Chase Manhattan Bank
--------          1 Chase Manhattan Plaza                   New York
                  New York
                  NY 10081
                  U.S.A.
BIC CODE:         CHASUS33                                  CHASUS33

         DTC Eligible Securities

         The Chase Manhattan Bank NA
         DTC Participant No:  902
         Chase Account No: PS75350 (Chase Omnibus for Cosmic Accounts) Account name:
         Account number:
         Agent Bank No: 25787
         Institution No:


         Physical Transactions (Clearinghouse and FED)

         The Chase Manhattan Bank NA
         4 New York Plaza
         Ground Floor/Receive Window
         New York, New York  10004
         Ref: Account Name
         Ref: Account # _________

         Participants Trust Company (PTC) Eligible Securities

         The Chase Manhattan Bank
         PTC Contra Account: CHASE
         Ref: Account Name:
         Ref: Account # __________

                                                                     Page - 10 -

COUNTRY           SUB-CUSTODIAN                             CORRESPONDENT BANK
---------         -------------                             ------------------

         Federal Reserve Book Entry (FBE) Security Transactions

         Chase ABA No: 021 0000 21
         Chase NYC/CUST
         Ref:  Account Name:
         Ref:  Account # __________

         FED Wire Instructions (Money Only)

         The Chase Manhattan Bank
         ABA # 021000021
         Acct.# 900-9-000127
         FFC:  Account Name:
         Ref:   M. Fioribello - 242.3289

VENEZUELA         Citibank, N.A.                            Citibank, N.A.
-----------       Carmelitas a Altagracia                   Caracas
                  Edificio Citibank
                  Caracas 1010
                  VENEZUELA
BIC CODE:         CITIVEC1                                  CITIVEC1

ZAMBIA            Barclays Bank of Zambia Limited           Barclays Bank of Zambia Ltd
--------          Kafue House                               Lusaka
                  Cairo Road
                  P.O.Box 31936
                  Lusaka
                  ZAMBIA
BIC CODE:         BARCZMLX                                  BARCZMLX

ZIMBABWE          Barclays Bank of Zimbabwe Limited         Barclays Bank of Zimbabwe Ltd
----------        2nd Floor                                 Harare
                  3 Anchor House
                  Jason Mayo Avenue
                  Harare
                  ZIMBABWE
BIC CODE:         BARCZWHXSTS                               BARCZWHXSTS

                                                                     Page - 11 -